RIDER ATTACHED TO AND FORMING
PART OF LEASE DATED                                      , 2008
BY AND BETWEEN GOODRICH EXECUTIVE L.L.C., AS LANDLORD
AND TETRAGENEX PHARMACEUTICALS, INC., AS TENANT

      37. This rider is hereby made part of the lease above described to which it is attached and in each instance in which the provisions, or any part thereof, of this rider shall contradict or be inconsistent with the provisions, or any part thereof, of said lease as constituted without this rider, the provisions of this rider shall prevail and govern and the contradicted or inconsistent provisions of said lease shall be deemed amended accordingly.

      38. LIENS

      Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed or equipment, fixtures and materials furnished to or for Tenant, and from and against any and all liens, bills or claims therefore or against the demised premises or the building of which it forms a part, and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with the work performed by or for Tenant. The demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to or on behalf of Tenant, and no financing statements or other security instruments shall be filed against the demised premises or the building or the contents thereof.

      Tenant shall not directly or indirectly create or permit to be created or to remain, and shall discharge, any mortgage, lien, security interest, encumbrance or charge on, pledge of or conditional sale or other retention agreement with respect to the demised premises or any part thereof, any equipment, fixtures or materials therein, Tenant’s interest under this lease, or any fixed rent or other rent payable under this lease. Supplementing the provisions of Article “3” hereof, the parties agree that if any action, suit or proceeding be brought upon any lien of the nature described in Article “3” hereof, for the enforcement of foreclosure of the same, Tenant covenants and agrees, at its own cost and expense, to defend the Landlord herein and to pay any and all costs and damages, including Landlord’s attorneys’ fees, and satisfy and discharge any judgment entered therein.

      Further supplementing the provisions of Article “3” hereof, Tenant agrees to deliver to Landlord, not later than five (5) business days prior to the date contemplated for the commencement of any alteration, certificates of general liability, property damage and public liability insurance in form and content satisfactory to Landlord together with Worker’s Compensation Insurance certificate, all with evidence of payment of premium thereon and providing for at least (10) days’ prior written notice of cancellation of same to Landlord.

      39. LATE CHARGE

      Whenever in this lease any sum, amount, item or charge, other than reserved rent, shall become due and payable by Tenant to Landlord, the same shall be deemed to be additional rent and the Landlord shall have the same rights and remedies for the nonpayment thereof as the Landlord would have for the nonpayment of the reserved or minimum rent herein stipulated and provided for to be paid by the Tenant. In the event that any payment to be made by Tenant shall become overdue for a period in excess of ten (10) days, a “late charge” of One Hundred Dollars ($100.00) may be charged by Landlord and shall be payable by Tenant on the 1st day of the month following Landlord’s demand therefor. The phrase “rent” as used in this lease shall mean the fixed or minimum rent reserved hereunder together with all other charges due from Tenant hereunder, which collectively constitute additional rent.

      40. DEMAND FOR CERTIFIED CHECKS

      In the event Tenant shall furnish Landlord with four (4) insufficient funds checks during the period of this lease term, or each successive option period if applicable, Tenant will then be required to furnish Landlord with certified checks for all rent, additional rent, and arrears due and owing throughout the term of the lease and/or option period. Failure by Tenant to comply with this provision will constitute a default under the terms hereof.

      41. HEATING, VENTILATION, AND AIR CONDITIONING

      (a) As long as Tenant is not in default under this lease, the Landlord, at its own cost and expense, shall, through the central air conditioning, heating and ventilation system of the building, furnish and distribute in the demised premises, ventilation and/or conditioned air (which term includes heating from October 1st through April 30th, as well as air cooling from May 1st to September 30th) on business days (Monday through Friday, holidays excepted) from 8:30 A.M. to 5:30 P.M. prevailing time, and on Saturdays from 8:30 A.M. to 2:00 P.M. when in Landlord’s reasonable judgment the same is required for comfortable occupancy of the demised premises. Tenant shall keep and cause to be kept closed the doors (when not in use) and all of the windows in the demised premises whenever the air conditioning system is in operation, and to lower and close the blinds when reasonably necessary because of the sun’s position. Tenant agrees to cooperate fully with Landlord at all times and to abide by all rules, regulations and requirements which Landlord reasonably may prescribe for the proper functioning and protection of the HVAC system.

      (b) Landlord shall have free and unrestricted access to all HVAC equipment. Landlord reserves the right to interrupt, curtail, stop or suspend any of the services herein referred when necessary because of accident, repairs, alterations or improvements, which in the judgment of Landlord are desirable or necessary, or to comply with government restrictions in the use of materials or in the use of the HVAC system or because of strikes or other cause or causes beyond the reasonable control of the Landlord, whether such other cause or causes are similar or dissimilar to those hereinabove mentioned, and no diminution or abatement of rent or other compensation shall or will be claimed by the Tenant nor shall this lease or any of the obligations of the Tenant be affected or reduced by reason of the interruptions, curtailment or suspension of HVAC services, provided that if resumption is, or becomes, within Landlord’s reasonable control, Landlord shall use all diligent and reasonable efforts to cause such resumption.

      If Tenant shall require any heating, ventilation or air conditioning service after the standard hours, Tenant shall request such service at least twenty-four (24) hours prior to the time Tenant desires said overtime services. Tenant agrees to pay, as additional rent, such charges for such overtime services as Landlord reasonably may determine from time to time. Landlord’s charges for providing such additional service shall be proportionately increased as increases in electricity or steam rates occur. Landlord shall have the right to decline to furnish conditioned air on hours and days other than the regular hours and days if, in the reasonable opinion of the Landlord, the furnishing of such service would be impractical or detrimental to the operation of the building.

      42. TAX ESCALATION

      (a) The term “Real Property” shall mean collectively the land and the building erected thereon.

      (b) The term “Taxes” shall mean all the taxes and assessments, special or otherwise, levied, assessed or imposed by Federal, State or Local Governments against the Real Property of which the demised premises form a part. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against Landlord in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Tax, such franchise, income, profit or other tax or payment shall be deemed to be a Tax for the purposes hereof.

      (c) The term “Tax Year” shall mean each period of twelve (12) consecutive months commencing on the first day of the Base Tax Year (as defined below), and each twelve month period thereafter, or such other period as may hereafter be duly adopted as the fiscal year for real estate tax purposes by the City of Englewood Cliffs. As used herein and in Article 43 hereof, the phrase “term of the lease” shall mean the original term provided for in this lease and any renewal or extension thereof, irrespective of the sooner termination hereof by reason of Tenant’s default.

      (d) The term “Base Tax Year” shall mean the Calendar Year 2009.

      (e) The term “Base Taxes” shall mean the Taxes payable for the Base Tax Year.

      (f) If taxes for any Tax Year shall be increased above the Base Taxes, then the Tenant shall pay to the Landlord as additional rent 0.68% of such increase. The amount due hereunder shall be paid by Tenant within ten (10) days after the Landlord shall submit a statement to Tenant, showing in reasonable detail, the computation of the amount, if any, due hereunder to Landlord. Landlord shall have the right, at its sole discretion, to bill Tenant the amount due hereunder either in one lump sum or in equal monthly installments. Any such tax increase for the Tax Year in which this lease shall end shall be apportioned.

      (g) A tax bill for any relevant Tax Year (including the Base Tax Year) shall be conclusive evidence of the amount of taxes imposed for such year unless the assessment for such year be protested and, in such latter event, all computations and payments hereunder, pending final determination of the proceeding, shall be based upon such original tax bill, with retroactive adjustment to be made following such final determination.

      43. OPERATING COST INCREASE

      As used in this Paragraph: (A) “Operating Costs” shall mean all reasonable costs and expenses and taxes thereon, if any, paid or incurred by Owner or on behalf of Owner with respect to the operation, cleaning, repair, safety, management, security and maintenance of the demised premises and the Building containing same, and the parking area and other Common Areas (as defined below), in a manner consistent with that of buildings of similar type and quality in the vicinity of the Building, including but not limited to the following: (a) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance, any pension, retirement or life insurance plan and other benefit or similar expense relating to, employees of Owner engaged in the operation, cleaning, repair, safety, management, security or maintenance of the Building or in providing services to tenants of the Building; (b) social security, unemployment and other payroll taxes, the cost of providing disability and workmen’s compensation coverage imposed by any legal requirements, union contracts or otherwise with respect to said employees; (c) the cost of electricity, heating, and air conditioning for the public or common area portions of the Building; (d) gas, steam, water and other fuel and utilities; (e) the cost of casualty, rent, liability and any other insurance on or with respect to the Building, in limits reasonably determined by Owner in accordance with customary and usual standards for office buildings; (f) the cost of repairs, maintenance and painting of the public or non-tenant areas in the Building; (g) repairs of roofs and the like; (h) rental of signs and equipment; (i) lighting; (j) removal of snow, trash, rubbish, garbage and other refuse; (k) depreciation of machinery and equipment used in maintenance, repair and/or replacement; (l) the cost of personnel to implement such services, to direct parking or to police the common areas; (m) gardening and landscaping; (n) legal and professional fees incurred in connection with the operation of the Building; (o) actual management fees paid to a third party with respect to the Building, or if no managing agent is employed by Landlord, a management fee not in excess of the then prevailing management fees charged for comparable buildings in the metropolitan area containing the Building; and (p) maintenance, repair, striping, sweeping, and snow plowing of the parking area, curbs, and sidewalks. The preceding list is for definitional purposes only and shall not impose any obligation upon Landlord to incur such expenses or provide such service, except if stated elsewhere in this Lease. Common Areas shall include all common facilities and shall mean all areas, space, equipment, signs and special services provided by Landlord for the common or joint use and benefit of the occupants of the building, and their employees, agents, servants, customers and other invitees, including without limitation, parking areas, elevators, roofs, stairs, hallways, curbs and sidewalks.

      (B) Operating Cost Base Year shall be the calendar year 2009.

      (C) Operating Cost Base shall mean the Operating Costs for the Operating Cost Base Year (whether or not retroactively determined).

      (D) Tenant’s Proportionate Share shall mean 0.68 percent.

      (E) If the Operating Costs for any calendar year during the term of this Lease shall increase above the Operating Costs for the Operating Cost Base Year, then Tenant shall pay to Landlord as additional rent 0.68% of such increase. During the first calendar year following the Operating Cost Base Year, the amount due hereunder shall be paid by Tenant within ten (10) days after Landlord shall submit a statement to Tenant, showing in reasonable detail the computation of the amount, if any, due hereunder to Landlord. Any such Operating Cost increase for the calendar year in which this Lease shall end shall be apportioned accordingly.

      If the Operating Costs shall be changed at any time during the remainder of the term of this lease after the Operating Cost Base Year, so that the Operating Costs shall then exceed the Operating Cost Base, Tenant shall pay as additional rent the sum equal to Tenant’s Proportionate Share of the amount by which the Operating Costs for the respective calendar year are greater than the Operating Cost Base, as an estimate of the Operating Cost Expense for the coming calendar year, in equal monthly installments commencing with the first monthly installment of fixed rent falling due hereunder on or after the effective date of such change in the Operating Costs and continuing thereafter until a new adjustment shall have become effective in accordance with the provisions of this Paragraph 43. Following the end of each calendar year, an adjustment shall be made based on the actual Operating Cost Expenses for said calendar year, and Tenant shall pay Landlord any difference between the estimated (billed) and actual figures within ten (10) days after Landlord shall submit a statement to Tenant. In no event shall Landlord be obligated to refund any sums to Tenant if the Operating Cost Expenses are less than the Operating Cost Base.

      Every notice given by Landlord pursuant to this Paragraph 43 shall be conclusive and binding upon Tenant unless (i) within five (5) days after the receipt of such notice Tenant shall notify Landlord that it disputes the correctness of the notice, specifying the particular respects in which the notice is claimed to be incorrect, and (ii) if such dispute shall not have been settled by agreement, Tenant shall submit the dispute to arbitration pursuant to this lease within ten (10) days after receipt of the notice. Pending the determination of such dispute by agreement or arbitration as aforesaid, the Tenant shall pay additional rent or accept credit in accordance with Landlord’s notice and such payment or acceptance shall be without prejudice to Tenant’s position. If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay Tenant the amount of Tenant’s overpayment of rents resulting from compliance with Landlord’s statement.

      44. ELECTRICITY

      (a) As long as Tenant is not in default in the payment of any rent or the performance of any covenants of this lease on Tenant’s part to be performed, Landlord shall furnish to the demised premises Standard Electrical Service for Tenant’s requirements for lighting and electrical appliances and equipment within the demised premises. In addition to the annual rental rate as specified on the front page of this Lease and additional rent as specified elsewhere herein, Tenant shall pay for the electricity used in the demised premises at the rate of $1,570.50 per annum, payable in equal monthly installments of $130.88, and the aforesaid amount shall be deemed further additional rent and shall be paid on the first day of each and every month. Landlord reserves the right to have an electrician survey the demised premises (at Landlord’s sole cost and expense) to determine the actual electric consumption of Tenant. In the event the survey indicates that Tenant’s actual electric consumption exceeds the foregoing amount, Tenant shall pay the increased amount as additional rent from the date of the survey through the expiration of the term of this Lease.

      Tenant also agrees to purchase from Landlord or its agent all lamps, starters, ballasts or bulbs used in the demised premises. Tenant’s use of electricity in the demised premises shall be for the operation of lighting, business machines such as personal computers and other small office machines and lamps, and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises.

      In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the building electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than lamps, personal computers, and similar small office machines) to the building’s electric distribution system or make any alteration or addition to the electric system of the demised premises existing at the commencement of the term of the lease. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be installed by Landlord and the cost thereof shall be paid by the Tenant upon Landlord’s demand. As a condition to granting such consent, Landlord may require that the Tenant agree to an increase in the fixed rent by an amount which will reflect the value to the Tenant (determined by the current public utility rates for direct purchase by Tenant) of the additional services to be furnished by the Landlord.

      If the public utility rate schedule for the supply of electric current to the building shall be increased or decreased during the term of this lease, the amount defined in this Paragraph as Tenant’s cost for electricity shall be equitably adjusted to reflect the resulting increase or decrease in Landlord’s cost of furnishing electric service to the demised premises. Landlord reserves the right to discontinue furnishing electric energy to the Tenant in the demised premises at any time upon not less than thirty (30) days’ written notice to the Tenant. If Landlord exercises such right of termination, this lease shall continue in full force and effect and shall be unaffected thereby except only that from and after the effective date of such termination Landlord shall not be obligated to furnish electric energy to the Tenant and the Tenant’s cost for electricity under this Paragraph shall be adjusted to reflect the resulting decrease in Landlord’s cost of furnishing electric service to the demised premises. If Landlord so discontinues furnishing electric service to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric services to the building. Such electric energy may be furnished to Tenant by means of the then existing building system feeders, risers and wiring to the extent that same are available, suitable and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electric energy directly from such public utility company shall be installed by the Landlord at Tenant’s expense.

      45. ASSIGNMENT AND SUBLETTING

      (a) Tenant covenants and agrees that it will not, by operation of law or otherwise, assign, mortgage or encumber this lease, nor sublet or permit the demised premises or any part thereof to be used by others without Owner’s prior written consent in each instance, which consent shall not be unreasonably withheld. In determining whether to grant consent to Tenant’s sublet or assignment request, Landlord may consider any reasonable factor. Landlord and Tenant agree that any one of the following factors, or any other reasonable factor, will be reasonable grounds for deciding Tenant’s request:

(i)	financial strength of the proposed subtenant/assignee must be at least equal to that of the existing tenant;

(ii)	business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

(iii)	use of the premises by the proposed subtenant/assignee must be identical to the use permitted by this lease;

(iv)	managerial and operational skills of the proposed subtenant/assignee must be the same as those of the existing tenant;

(v)	use of the premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

(vi)	use of the premises will not violate any other agreements affecting the premises, the Landlord or other Tenants.

      In no event may Tenant sublet all or any part of the demised premises, assign this lease in any manner or otherwise permit the occupancy of all or any part of the demised premises to any tenant, assignee, sublessee or other occupants of the building of which the demised premises forms a part. Any such request by Tenant to sublease all or any part of the demised premises, assign this lease in any manner or otherwise permit the occupancy of all or any part of the demised premises to any party who is a tenant, former tenant, assignee, sublessee or other occupancy of space in the building of which the demised premises forms a part shall not be subject to the terms of this numbered Article “45” hereof. Such party is hereinafter referred to as a “Prohibited Party”. The consent by Owner to any assignment or subletting shall not in any manner be construed to relieve Tenant from obtaining Owner’s express written consent to any other or further assignment or subletting.

      (b) Tenant may without Owner’s prior written consent, assign this lease to a corporation or other business entity (herein sometimes called a “successor corporation”) into or with which Tenant shall be merged, or consolidated, or a wholly owned or controlled corporation, or a franchisee, provided that the successor corporation shall use the demised premises only for the purpose specified in Paragraph 2 of this lease and provided further that there is delivered to Owner within five (5) business days after the effective date of such assignment, an instrument duly executed and acknowledged by the assignee whereby assignee assumes performance of Tenant’s obligations under this lease, as well as a true copy of the instrument of merger or consolidation, if the transaction wherein the assignment is made be one of merger or consolidation, or proof satisfactory to Owner that such assignment is to a wholly owned or controlled corporation, if the transaction wherein the assignment is made be one to a wholly owned or controlled corporation. If Tenant requests Owner’s consent to any other assignment of this lease or subletting of all or any portion of the demised premises, other than to a “Prohibited Party”, it shall submit in writing to Owner, at the time it requests such consent:

            (i) the name and address of the proposed assignee or subtenant; (ii) the terms and conditions of the proposed assignment or subletting; (iii) the nature and character of the business of the proposed assignee or subtenant; and (iv) banking, financial and other credit information relating to the proposed assignee or subtenant, reasonably sufficient to enable Owner to determine the proposed assignee’s or subtenant’s financial responsibility.

      (c) Owner shall have the following options to be exercised by written notice to Tenant within thirty (30) business days after Tenant’s aforesaid request for Owner’s consent, which request shall be deemed sufficient upon which Owner must act only if the four (4) conditions in subparagraph (b) above have been complied with to Owner’s reasonable satisfaction:

            (i) If the request be for Owner’s consent to an assignment, Owner may require Tenant to execute an assignment to Owner, or to anyone designated by Owner, without payment of any premium therefor, provided that concurrently with the delivery of such assignment Owner, for itself and for any successor in interest as Owner, will execute and deliver an instrument releasing and discharging the Tenant from all obligations under this lease accruing after the effective date of such assignment but if said assignment be a pro tanto assignment, then such release and discharge shall relate to only so much of the demised premises as is covered by such assignment;

            (ii) If the request be for Owner’s consent to a sublease, Owner may require Tenant to execute a sublease to the Owner and/or its designee for the same term as the proposed sublease and upon the same terms and conditions as are contained in the proposed sublease except that the Owner or its designee shall not be required to pay any monies under said sublease other than reserved rent and additional rent at the same annual rate payable by Tenant under this lease, but prorated and apportioned according to the number of square feet of rentable area contained in the sublet premises, and except further, that Owner or its designee shall not be required to pay any premium therefor or perform any work thereunder as subtenant (for the purpose of readying the sublet premises for use), and except further, that the sublease shall provide for the unqualified right on the part of the subtenant to sub-sublet or assign the sublease to others for any lawful purpose and to alter the sublet premises in any manner Owner or its designee shall desire. Concurrently, with the delivery of the sublease to Owner, Owner, for itself and for any successor in interest as Owner, will execute and deliver an instrument indemnifying and holding Tenant harmless from any loss of rent or for other damages which Tenant might sustain by reason of the default of the sublessee under the sublease.

      (d) If Owner shall not exercise any of its aforesaid options within the time limited therefor, and if the use of the demised premises remains unchanged and the financial responsibility of the proposed assignee or subtenant be reasonably acceptable to Owner, its consent to the proposed assignment or subletting shall not be withheld, provided, however, that each of the following conditions is first complied with:

            (i) Tenant shall not then be in default under this lease;

            (ii) If the proposed assignment or subletting be of the entire demised premises, the assignee or sublessee as the case may be, shall execute an agreement, in form reasonably satisfactory to the Owner, whereby such proposed assignee or sublessee assumes performance of Tenant’s obligations under this lease and shall become jointly and severally liable with the Tenant for the performance thereof. If the proposed subletting be of less than the entire demised premises, sublessee shall execute and deliver a pro rata assumption of Tenant’s lease obligations;

            (iii) A duplicate original of the instrument of assignment or sublease, as the case may be, and of the assumption agreement duly executed by the appropriate party, shall be delivered to the Owner before the assignee or sublessee shall be let into possession of the demised premises or the sublet portion thereof.

            (iv) Tenant shall pay the sum of Five Hundred Dollars ($500.00) representing attorneys’ fees incurred by Owner in connection with the review and/or preparation and/or execution of any documents submitted to Owner relating to the proposed assignment or subletting.

      (e) If Owner’s written consent to a subletting shall have been obtained, Tenant shall pay to Owner, as additional rent hereunder due on the 1st day of each month of the term of the sublease, an amount equal to 100% of the annual sublet rent in excess of the annual rent payable hereunder, except that if the sublet be for less than all of the demised premises, appropriate pro rata adjustment of the rent payable under this lease shall be made in determining the excess of sublet rental over the pro rated rental payable under this lease. “Rent” or “Rental” as used herein shall mean the aggregate of reserved or fixed rent and any additional rent payable under the pertinent sublease, and such aggregate payable under the within lease.

      (f) Each of the foregoing provisions and conditions shall apply to each and every further attempted assignment or subletting other than to a “Prohibited Party”. An assignment of lease or a subletting as above provided shall not discharge or release from liability hereunder the Tenant or any other person, firm, or corporation which shall have previously assumed Tenant’s obligations hereunder, such liability to remain and continue for the balance of the term with the same force and effect as though no assignment had been effected.

      (g) The transfer in the aggregate of fifty percent (50%) or more of (i) the voting stock of any corporate tenant or (ii) the voting interest in any partnership tenant shall be deemed an assignment within the meaning of Article “11” of this lease and of this numbered Article, and shall require Owner’s prior written consent, which consent will not be unreasonably withheld upon compliance with all of the conditions set forth in subdivisions (a), (b), (c) and (d) hereof. The provisions hereof shall not apply to the transactions described in the first sentence of (b) hereof.

      (h) The provisions of this Article shall apply only to an assignment of this lease by the initial Tenant and to a subletting of all or any portion of the demised premises by the initial Tenant to other than a “Prohibited Party” and shall not apply to any other transaction providing for occupancy of all or any portion of the demised premises by a (i) third party other than the Tenant’s assignee or Tenant’s sublessee or (ii) an assignment or subletting to a “Prohibited Party”. For such other transactions, the provisions of Article “11” shall apply.

      46. BANKRUPTCY AND DEFAULT

      (A) BANKRUPTCY: (a) If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. S 101 et seq. (the “Bankruptcy Code”) to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such proposed person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s future performance under the lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than twenty (20) days after receipt by Tenant but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this lease.

      Furthermore, as one element (but not the exclusive element) of the adequate assurance (as stated in (iii) above) that such a trustee must provide Landlord for the future performance by any such assignee of Tenant’s obligations under this lease, there shall be deposited with Landlord within ten (10) days of demand therefore, to beheld pursuant to the provisions of Paragraph 30 hereof in addition to any other prepaid rent or security previously deposited with Landlord the amount of at least one (1) full year’s annual reserved rent and any additional rent (at the then current level of annual reserved rent and additional rent on the effective date of such assignment) to secure the full and faithful performance of the obligations of Tenant hereunder. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the annual reserved rent reserved hereunder plus all additional rent for the preceding calendar year.

      (b) If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

      (c) Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

      (d) Nothing contained in this Paragraph 46(A) shall, in any way, constitute a waiver of the provisions of this lease relating to assignment. Tenant shall not, by virtue of this Paragraph 46(A), have any further rights relating to assignment other than those granted in the Bankruptcy Code.

      (e) Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      (f) The term “Tenant” as used in this Paragraph 46(A) includes any trustee, debtor in possession, receiver, custodian or other similar officer.

      (B) DEFAULT: If the Tenant shall: (a) default in the payment of the annual rent reserved herein or any item or additional other payment herein provided; or (b) default in the observance of any of the other terms, covenants and conditions of this lease and such default shall continue for more than fifteen (15) days after such written notice of such default, or if the demised premises shall be abandoned, deserted or vacated, or if this lease shall be assigned or pass to or devolve upon one other than Tenant, except as herein provided, or if the entire demised premises shall be abandoned or deserted or be occupied by someone other than Tenant; or (c) if any tenant then in possession of the demised premises (including but not limited to any assignee or subtenant of Tenant) shall make any assignment for the benefit of creditors or file a voluntary petition in bankruptcy or be by any court adjudicated a bankrupt or take the benefit of any insolvency act or be dissolved, voluntarily or involuntarily, or if a receiver or trustee of Tenant and/or its property shall be appointed in any proceedings other than bankruptcy proceedings and such appointment, if made in proceedings instituted by the tenant then in possession, shall not be vacated within ten (10) days after it has been made, or if made in proceedings instituted by other than the tenant then in possession, shall not be vacated within forty-five (45) days after it has been made, or if Tenant shall fail to move into or take possession of the demised premises upon the Term Commencement Date of which fact Landlord shall be the sole judge; or (d) Tenant shall record or attempt to record this lease or any memorandum, assignment or other instrument relative to this lease; or (e) if Tenant shall default in the performance of any covenant of this lease (including the covenant to pay rent) more than six (6) times, in the aggregate, during the term of this lease, then notwithstanding that such defaults shall have been cured within the period after notice as above provided, any further similar default shall be deemed to be deliberate and Landlord shall not be required to afford Tenant an opportunity to cure such default; then, upon the happening of any one or more of the defaults or events above mentioned in this Paragraph 46, this lease and the Term hereof shall upon the date specified in a notice, which date shall be not less than three (3) days after the date of mailing of such notice by Landlord to Tenant, wholly cease and expire, with the same force and effect as though the date so specified were the date hereinabove first set forth as the date of the expiration of the Term (but Tenant shall remain liable to Landlord as hereinafter provided); and thereupon, or at any time thereafter, Landlord may reenter the demised premises either by force or otherwise, and have the possession of the same as of its former estate, and/or may recover possession thereof in the manner prescribed by the statute relating to summary proceedings, or similar statutes (but Tenant shall remain liable to Landlord as hereinafter provided), it being understood that no demand for the rent and no reentry for condition broken and no notice to quit possession or other notices prescribed by statute shall be necessary to enable Landlord to recover such possession, but that all right to any such demand and any such reentry and any notice to quit possession or other statutory notices or prerequisites are hereby expressly waived by Tenant.

      (C). In case of any such default, reentry, expiration and/or dispossess by summary proceedings or otherwise: (1) the rent and additional rent shall become due thereupon and be paid up to the time of such reentry, dispossess and/or expiration, together with such expenses as Landlord may incur for legal expenses, attorneys’ fees, brokerage, and/or putting the demised premises in good order, or for preparing the same for rerental; (2) Landlord may relet the demised premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be less than or exceed the period which would otherwise have constituted the balance of the Term and may grant concessions or free rent; and (3) Tenant or the legal representatives of Tenant shall also pay Landlord as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the Term. In computing such liquidated damages there shall be added to the said deficiency such expenses as Landlord may incur in connection with reletting, such as legal expenses, attorneys’ fees, brokerage and for keeping the demised premises in good order or for preparing the same for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Landlord to collect the deficiency for any subsequent month by a similar proceeding.

      (D). In case of any default, reentry, expiration and/or dispossess, by summary proceedings or otherwise, pursuant to this Paragraph 46, Landlord shall (notwithstanding any other provisions of this lease) be entitled, at its option, in addition and without prejudice to any other rights and remedies it may have hereunder or at law or in equity, to recover from Tenant as damages, in addition to any unpaid rent and any additional rent accrued to the date of such reentry, expiration and/or dispossess, an amount equal to the difference between the rent and additional rent reserved hereunder for what would otherwise have been the unexpired portion of the Term (had such reentry, expiration and/or dispossess not occurred) and the then fair and reasonable rental value of the demised premises for such unexpired portion of the Term, both discounted at the rate of four (4%) percent per annum to present worth. Landlord shall be entitled to recover and receive the full amount of such damages at whatever time after such reentry, expiration and/or dispossess it seeks to recover the same. However, nothing herein contained shall limit or prejudice the right of Landlord to prove for and obtain as damages, by reason of the default or other event or occurrence as a result of which such reentry, expiration and/or dispossess shall have occurred, an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above. In determining the then fair and reasonable rental value of the demised premises, the rental realization upon any reletting, if such reletting shall be accomplished within a reasonable time after such reentry, expiration and/or dispossess, shall be deemed prima facie to be such rental value. Landlord shall be entitled, in addition, to the amount of such difference, to also recover such expenses as Landlord may incur in connection with such reentry and/or dispossess and such reletting, such as legal expenses, attorneys’ fees, brokerage and the costs and expenses incurred in connection therewith and in keeping the demised premises in good order and in preparing the same for such reletting.

      (E). Landlord at Landlord’s option may make such alteration, repairs, replacements and/or decoration in the demised premises as Landlord, in Landlord’s sole judgment, considers advisable and necessary for the purpose of reletting the demised premises; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatever for failure to relet the demised premises, or in the event that the demised premises are relet, for failure to collect the rent thereof under such reletting.

      (F). In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if reentry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity.

      (G). No receipt of rent or additional rent by Landlord from Tenant after the termination in any way of this lease or after giving any notice, shall reinstate, continue or extend the Term, or affect any notice. No receipt of rent or additional rent after the commencement of suit, or after final judgment for possession of the demised premises, shall reinstate, continue or extend the Term or affect said suit or said judgment.

      (H). In the event that Landlord should retain an attorney (whether or not suit be brought) to obtain possession of the demised premises, for recovery of any sum due under or because of breach of, any covenant of this lease, or for any other relief against Tenant, declaratory or otherwise, or should Tenant bring any suit for any relief against Landlord, declaratory or otherwise, arising out of this lease, and Landlord should prevail in any such suit, Tenant agrees to pay Landlord as additional rent all costs, expenses and reasonable attorneys’ fees that Landlord may have incurred in connection therewith, which shall be deemed to have accrued on the date such attorney is retained and shall be enforceable whether or not a suit is prosecuted to judgment.

      (I) Notwithstanding anything to the contrary contained in 46(A) through 46(H) above or elsewhere in this Lease, if Tenant shall default in the payment when due of minimum rent or additional rent, Landlord may elect to declare all rent payable under this Lease by Tenant to Landlord due any payable, and, if Landlord shall make such election, such rent shall be due and payable within five (5) days after Landlord’s notice to Tenant of such election.

      47. LIMITATION OF LIABILITY

      If Owner is a limited liability company, the members of the limited liability company shall not be liable with respect to any of the provisions of this lease, and if such Owner is in breach or in default with respect to its obligations or otherwise under this lease, Tenant shall look solely to the interest of such Owner in the property of which the demised premises form a part, for the satisfaction of Tenant’s remedies, and no other property or assets of such Owner shall be subject to levy, execution or other enforcement procedure for such satisfaction, it being understood and agreed that the members of Owner (and any partners, officers, directors, and/or shareholders of such members) shall not be liable in any way whatsoever for any of the obligations of Owner hereunder.

      48. BROKER

      Tenant warrants and represents that it negotiated the within lease through PLAWKER REAL ESTATE, INC. as broker, and without the aid, intervention or employment of any other broker. Tenant agrees to indemnify Owner against any claim by any other broker dealt with by Tenant with regard to this Lease, any extension, renewal, or option exercised by Tenant for the demised premises (whether specifically referenced herein or not), and any lease for other space in the subject building (whether entered into during the original lease term or subsequent thereto), and to defend, at its own cost and expense, any claim brought by any other broker for commission resulting from this Lease, any extension, renewal, or option exercised by Tenant for the demised premises (whether specifically referenced herein or not), and any lease for other space in the subject building (whether entered into during the original lease term or subsequent thereto).

      49. OFFICE EQUIPMENT

      Subject always to the provisions of this lease, Tenant may, at its own cost and expense, install, operate and maintain customary small office machines, including personal computers, personal computers, tabulation, statistical and office copy devices, provided, however, that the use and maintenance of such machines will not in any way interfere with or affect the use of the building by other tenants, and provided further that the Landlord may, if it so determines, install, but at the sole cost and expense of Tenant, flooring or ceiling reinforcements and sound absorbent material as may be necessary in the area where such machines may from time to time be located, and Tenant agrees to pay the cost thereof within five (5) days after presentation of bills covering the same, the amount of which costs shall be deemed to be paid as additional rent.

      50. Tenant shall not at any time prior to or during the term of this lease, either directly or indirectly, use any contractors and/or labor and/or materials whose use creates or would create difficulty with other contractors and/or labor engaged by Tenant or Landlord or others in the maintenance, and/or operation of the demised premises or the building.

      51. All alterations, additions and improvements made by Tenant at its own cost and expense, and all furniture, removable partitions and trade fixtures installed by Tenant at its own cost and expense shall remain the property of the Tenant and on or before the expiration of the term shall be removed from the demised premises by Tenant and Tenant, at its own cost and expense, shall repair any damage to the demised premises caused by such installation or removal and shall restore the premises to good order and condition on or before the expiration of the term of this lease. Any property (including but not limited to personal property, furniture, and equipment) remaining in the demised premises after the expiration of the term of this Lease or sooner termination thereof shall, at the election of Landlord, be deemed abandoned, in which case Landlord shall be entitled to dispose of such property without liability at Tenant’s sole cost and expense.

      52. AS IS

      Tenant has thoroughly examined the herein demised premises and is fully familiar with the condition thereof. Tenant agrees to accept the said premises “as is” and in such condition as the same may be at the date of commencement of the term of this lease, and Landlord shall not be obligated or required to do any work or to make any alterations or install any fixtures, equipment or improvements, or to make any repairs to or in the demised premises in order to fit the same for Tenant’s use.

      53. ESTOPPEL CERTIFICATE

      Tenant shall, without charge, at any time and from time to time thereafter, within ten (10) days after written request of Landlord, certify by a written instrument duly executed and acknowledged to any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any other person, firm or corporation specified in such request: (a) as to whether this lease has been supplemented or amended and if so the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant; (e) as to the commencement and expiration dates of the Term; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by Landlord and any other persons, firm or corporation to whom the same may be exhibited or delivered; and the contents of such certificate shall be binding on Tenant.

      54. Landlord does not warrant that any governmental license permitting any particular business to be carried on in the demised premises will be granted, or if granted, will be continued in effect or renewed. If any governmental license or permit shall be required for the lawful conduct of Tenant’s business, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection, it being understood and agreed that Tenant’s obligation under this lease shall in no wise be affected or impaired by reason of Tenant’s inability to secure and/or maintain the same. Tenant shall at all times comply with the terms and conditions of each such license or permit. Landlord agrees to cooperate with Tenant for the purpose of obtaining any such license or permit and to execute any documents or instruments necessary in connection therewith, all at Tenant’s expense.

      55. Tenant represents its tax identification number is # ___________________________________ . Additionally, Tenant shall duly complete a “W-9” Form (IRS) or any other such similar form, and return same promptly to Landlord.

      56. All checks tendered to Landlord as and for the rent and/or additional rent required hereunder shall be deemed payments for the account of Tenant. Acceptance by Landlord of rent and/or additional rent from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such rent and/or additional rent or as a consent by Landlord to an assignment of this lease or subletting by Tenant of the demised premises to such payor, or as a modification of any of the provisions of this lease.

      57. ALLOCATION OF ARREARAGE

      If Tenant is in arrears in the payment of rent or additional rent, Tenant waives Tenant’s rights, if any, to designate the items against which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to any item Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items against which any such payments shall be credited.

      58. PAYMENTS

      No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the current fixed rent or additional charges shall be deemed to be other than a payment on account nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance and pursue any other remedy in this lease or as provided by applicable laws.

      59. ADVANCES MADE FOR TENANT

      Tenant shall repay to Landlord any sum of money which Landlord shall pay or the cost of any performance by Landlord because of the failure of Tenant to perform any one or more of the other provisions or conditions in this lease on the part of Tenant to be performed or observed, provided in each instance Landlord shall have given Tenant at least ten (10) days prior written notice before paying such sum and/or performing such obligations (except in emergencies, where no such notice shall be required) and Tenant shall have failed to perform or observe such provisions or conditions. No such payment or performance by Landlord shall excuse or discharge Tenant’s failure to perform or shall be a waiver of any of Landlord’s rights with respect to such failure to perform or to insist on strict performance at any time thereafter. The sum or sums so paid by Landlord together with interest and all costs, damages and reasonable counsel fees actually incurred by Landlord, shall be payable by Tenant as additional rent with the next installment of base rent.

      60. ADDITIONAL RENT

      All items payable by Tenant to Landlord hereunder with the exception of base rent shall be deemed additional rent, and all additional rent and other charges payable under this lease shall be paid without any setoff or deduction except as otherwise expressly provided above. Landlord shall have the same rights and remedies for the nonpayment of additional rent and other charges under this lease as for nonpayment of base rent.

      61. LANDLORD’S CONSENT WITHHELD

      Except as otherwise specifically provided herein, if Tenant shall request Landlord’s approval or consent and Landlord shall fail or refuse to give such consent or approval, Tenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Landlord, it being intended that Tenant’s sole remedy shall be an action for injunction or specific performance and that such remedy shall be available only in those cases where Landlord shall have expressly agreed in writing not unreasonably to withhold or delay its consent or approval or where as a matter of law Landlord may not unreasonably withhold or delay its consent or approval. Any refusal by Landlord to consent to or approve any matter or thing requested by Tenant shall be deemed reasonable if, inter alia, the holder of any mortgage affecting the real property of which the demised premises are a part has refused to give its consent or approval thereto wherever such consent or approval is necessary.

      62. INDEMNITY

      (A) Landlord or its agents shall not be liable for any damage to property of Tenant or of others which is entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons, property or business resulting from or occasioned by explosion, falling plaster, electricity, smoke, water, snow or ice being upon or coming through or from the street, roof, walls, subsurface, skylight, trapdoor or window, electric wiring, plumbing, dampness, water, gas, steam or other pipes or sewage, or the failure of the air-conditioning or refrigeration system or other appliances, or the breaking of any electric wire, the bursting, leaking or running of water from any tank, bathroom, waste-pipe, sprinkler system, radiator, or any other pipe in, above, upon or about the Building or the demised premises or which may at any time hereafter be placed therein, or from any other cause of whatsoever nature; nor shall Owner be liable for any latent defect in the demised premises or the Building. It is understood that no property (specifically including animals), other than such as might be normally be brought upon or kept in the demised premises as incident to the reasonable use of the demised premises for the purposes herein permitted will be brought upon or be kept in the demised premises. Landlord and its agents shall not be liable for any loss of or damage to any such property even if due to the negligence of Landlord or Landlord’s agents.

      (B) Tenant shall indemnify and hold Landlord, Landlord’s agents, and the mortgagee under any mortgage affecting the Building, harmless of and from any and all loss, cost, liability, claim, damage and expense including reasonable attorneys’ fees, penalties and fines incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, irrespective of the cause of such injury, damage or loss (including the acts or negligence of any tenant or occupant of the Building or of Landlord or Landlord’s agents, or of any owners or their agents, or occupants of adjacent or contiguous property), in connection with or arising from the use, occupancy, manner of use or occupancy, conduct or management of the demised premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the demised premises during the term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to or taken possession of the demised premises, or in connection with or arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. In case any action or proceeding be brought by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord), unless Tenant causes the same to be promptly discontinued. Landlord or its agents shall not be liable for any such damage caused by other tenants or persons in, upon or about said Building, or caused by operations in construction of any private, public or quasi-public work. Tenant shall give immediate notice to Landlord in case of damage to the demised premises or the Building or of defects therein or in any fixtures or equipment.

      63. INSURANCE

      At all times during the term of this lease, Tenant shall, at its own cost and expense, provide and keep in force for the mutual benefit of Landlord and Tenant, comprehensive general public liability insurance against claims for bodily injury, death or property damage occurring in or about the demised premises (including, without limitation, bodily and personal injury, death or property damage, resulting directly or indirectly from any change, alteration, improvement or repair thereof), in the amount of One Million Dollars ($1,000,000.00) combined single limit per occurrence, and umbrella liability insurance in the amount of Two Million Dollars ($2,000,000.00) . Such insurance policy is to be written by good and solvent insurance companies satisfactory to Landlord; said insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. These policies shall name Goodrich Executive L.L.C. and Goodrich Management Corp. as additional named insureds.

      All insurance to be provided and kept in force by Tenant pursuant to this paragraph shall name Landlord and Tenant as insured, as their respective interests may appear. In addition, at Landlord’s request, the insurance described in this Article shall name as an additional insured, the holders of any mortgages affecting the demised premises or which may in the future, affect the demised premises. Such insurance shall provide that as to the interest of Landlord, the same shall not be invalidated by any act of omission of Landlord, Mortgagees, Tenant or any occupant of the demised premises. Said policies shall be in force and fully paid for by Tenant and the originals or duplicate original or, if such duplicate originals cannot be obtained, then evidence of insurance in the form of an ACORD-27 together with a true copy of such policies, shall be delivered to Landlord before Tenant takes possession of the demised premises. Said policies shall be for a period of not less than one (1) year and shall contain a provision whereby the same cannot be canceled or modified unless the Mortgagees and Landlord are given at least thirty (30) days’ prior written notice of such cancellation or modification. Tenant shall procure and fully pay for renewals of such insurance from time to time at least thirty (30) days before the expiration thereof, and Tenant shall promptly deliver to Landlord the originals or duplicate originals of the renewal policies or, if such duplicate originals cannot be obtained, then evidence of insurance in the form of an ACORD-27 together with a true copy of such policies, shall be delivered to Landlord. In the event that Tenant fails to make such delivery as of the Commencement Date or at least fifteen

(15) days prior to the expiration date of any current policy or to maintain such insurance and pay the premiums therefor, Landlord shall have the right to cause such insurance policy to be issued and to pay the premiums therefor. In such event, the cost thereof shall be added to the installment of fixed annual rent payable on the next monthly rent payment date and Tenant hereby agrees to pay at that time the installment of fixed annual rent and such additional rent then due.

      All insurance policies carried by the Tenant shall contain standard waiver of subrogation provisions. The Tenant hereby releases and waives all right of recovery against the Landlord or anyone claiming through or under the Landlord by way of subrogation or otherwise, with respect to any damage or injury caused by reason of the Owner’s carelessness or negligence.

      Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this lease in the event of Tenant’s default.

      63A. ADDITIONAL INSURANCE REQUIRED

      In addition to the insurance described in Paragraph 63, at all times during the term of this lease Tenant shall, at its own cost and expense, provide and keep in force Workmen’s Compensation and Disability Insurance and Employer’s Liability Insurance in limits required by applicable law in the state where the demised premises is located and any other states as necessary due to Tenant’s operations.

      64. WAIVER OF TRIAL BY JURY

      It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use of or occupancy of said demised premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Landlord commences any summary proceeding for possession of the demised premises, or any other action or proceeding against the Tenant or the demised premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

      65. HOLDING OVER

      If the Tenant retains possession of the demised premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall be deemed a holdover tenant and shall pay the Landlord rent at double the rate specified in Article “1” above for the time the Tenant thus remains in possession, and in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant’s retention of possession. Without limiting the foregoing, Tenant shall indemnify Landlord against all claims for damages by any other tenant to whom Landlord may have leased all or any part of the demised premises effective upon the termination of this Lease. The provisions of this Section do not exclude the Landlord’s right of re-entry or any other right hereunder.

      66. RIGHTS RESERVED BY LANDLORD

      Without abatement or diminution in rent, Landlord reserves and shall have the following additional rights:

      (a) To change the street address and/or the name of the building and/or the location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building, or to change the location of the demised premises, without liability to Tenant.

      (b) To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised premises and to approve all sources furnishing cleaning services, construction work, painting, decorating, repairing, maintenance and any other work in or about the demised premises.

      (c) To enter the demised premises at all reasonable times (i) for the making of inspections, decorations, alterations, improvements and repairs, as Landlord may deem necessary or desirable, (ii) to exhibit the premises to prospective purchasers or lessees of the building at any time and to others during the last nine (9) months of the term or extended term of this lease, (iii) for any purpose whatsoever relating thereto or to the safety, protection or preservation of the demised premises or of the building or of Landlord’s interest, and (iv) to take material into and upon said premises in connection therewith.

      (d) At any time or times Landlord either voluntarily or pursuant to governmental requirement, may at Landlord’s own expense, make repairs, alterations or improvements in or to the building or any part thereof, and during alterations may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant’s use and occupancy of the premises as a whole.

      (e) To erect, use and maintain pipes and conduits in and through the demised premises.

      (f) To charge to Tenant any expense, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the premises are made or done after ordinary business hours at Tenant’s request.

      (g) If during the last six (6) months of the term, Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises without the reduction or abatement of rent or incurring any liability to Tenant for compensation.

      (h) To grant to anyone the exclusive right to conduct any particular business or undertaking in the building.

      Landlord may exercise any or all of the foregoing rights hereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant’s use or possession and without being liable in any manner toward Tenant and without limitation or abatement of rent or other compensation, and such acts shall have no effect on this lease.

      67. NONLIABILITY OF LANDLORD

      Landlord shall not be responsible or liable to Tenant for any loss or damage caused by the acts or omissions of any persons occupying any space adjacent to or adjoining the demised premises. Except for loss or damage caused by Landlord’s gross negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property from water, gas, or steam; or the bursting, stoppage, or leakage of pipes.

      68. SPRINKLERS

      If there now is or shall be installed in the building a “Sprinkler System” and such system or any of its appliances shall be damaged or injured, or not in proper working order by reason of any act or omission of Tenant or Tenant’s agents, servants, employees, licensees or visitors, Tenant shall forthwith restore the same to good working condition at its own expense; and if the Board of Fire Underwriters or any bureau, department or official of the State or City Government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant’s business, or the location of partition, trade fixtures or other contents of the demised premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Board, or by and Fire Insurance Company, Tenant shall at Tenant’s expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

      69. ACCELERATION OF RENT

      Notwithstanding anything to the contrary contained elsewhere in this Lease, if Tenant shall default in the payment when due of minimum rent or additional rent, Landlord may elect to declare all rent payable under this Lease by Tenant to Landlord due and payable, and, if Landlord shall make such election, such rent shall be due and payable within five (5) days after Landlord’s notice to Tenant of such election.

      70. GOVERNING LAW

      Notwithstanding anything contained herein to the contrary, this lease shall be governed by the laws of the State of New Jersey in all phases and respects.

      71. FISCAL YEAR DEFINITION

      Whenever the term “Fiscal Year” appears, either in the printed lease or riders attached thereto, it is understood and agreed that the same shall be considered and mean calendar year.

      72. HEADINGS

      Headings in this agreement are for convenience only and shall not be used to interpret or construe the provisions contained herein.

      73. EFFECTIVENESS OF LEASE

      This lease is offered for signature by Landlord to Tenant and it is understood that this lease shall not be binding upon Landlord unless and until Landlord shall have executed and delivered a fully executed copy of this lease to Tenant.

      74. FORM LEASE MODIFICATION

      Throughout the form lease to which this rider is attached, the term “New Jersey” shall replace the term “New York” in all instances, and the relevant New Jersey laws and statutes shall replace any cited New York laws and statutes as if originally written therein.

      75. NO PRESUMPTION

      This Lease shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Landlord or Tenant. Each party represents and warrants to the other that they have been represented by, and have had the opportunity to consult with, competent legal counsel in connection with the review, negotiation and execution of this Lease.

      76. HAZARDOUS MATERIALS

      Tenant expressly covenants and agrees that it will not deposit, store, dispose of, dump, inject, spill, leak, or place or release in any way whatsoever any hazardous or toxic waste, waste product or substance as defined in 42 U.S.C. Section 9601 or as defined in any other statute, rule, or regulation of any governmental authority; however, Tenant shall be entitled to a lawful use of same if permitted elsewhere in this Lease.

      77. LANDLORD’S RIGHT TO DEMOLISH

      Landlord may, in its sole discretion, elect on twelve (12) months’ prior written notice to Tenant, to demolish the entire Building including the Premises. The filing of a notice with the proper municipal authority of an intention to demolish shall be conclusive evidence of the Landlord’s intention to demolish the Building. Upon such event, Landlord may terminate this Lease and neither party shall thereafter have any further obligation to the other.

      78. Tenant hereby appoints as its agent to receive the service of notice of any dispossess or other proceedings, or any other notices pursuant to this Lease, the person in charge of or occupying the demised premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the demised premises.

      79. NO JOINT VENTURE

      This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant.

      80. NO DISCRIMINATION

      Tenant shall abide by all laws from time to time in effect prohibiting or regulating discrimination or segregation by reason of race, color, religion, national origin, ancestry, sex, age, disability or marital status in any sale, transfer or assignment of its interest that is permitted under this Lease or in the subleasing, use or occupancy of the demised premises or any part thereof, including any services provided or privileges granted in connection therewith.

      81. CONVERSION TO A LIMITED LIABILITY ENTITY

      a. No Conversion Without Consent. Anything herein to the contrary notwithstanding, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners), the change or conversion of Tenant to (i) a limited liability company, (ii) a limited liability partnership, or (iii) any other entity which possesses the characteristics of limited liability (any such limited liability company, limited liability partnership, or entity is collectively referred to as a “Limited Liability Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

      b. Conditions to Consent. Notwithstanding the foregoing in Subparagraph (a), Landlord agrees not to unreasonably withhold or delay such consent provided that:

      (1) The Limited Liability Entity succeeds to all or substantially all of Tenant’s business and assets;

      (2) The Limited Liability Entity shall have a net worth (“Net Worth”), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Net Worth of Tenant on (i) the date of execution of the Lease, or (ii) the day immediately preceding the proposed effective date of such conversion;

      (3) Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the proposed effective date of such conversion;

      (4) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, wherein each such partner agrees to remain personally liable for all of the terms, covenants, and conditions of the Lease that are to be observed and performed by the Limited Liability Entity; and

      (5) Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with said conversion of Tenant to a Limited Liability Entity, including, without limitation, any attorney’s fees and disbursements.

      82. CONFIDENTIALITY

      Tenant agrees to maintain the terms and conditions of this Lease in confidence and, without limiting the generality of the foregoing, further agrees not to disclose such terms and conditions to any other tenant or prospective tenant; provided, however, that Tenant shall be entitled to disclose such terms and conditions to Tenant’s financial and legal advisors and to any lender with respect to the demised premises.

      83. SECURITY DEPOSIT INCREASE

      If Tenant is in default under this Lease more than three times within any twelve month period, irrespective of whether or not such default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the security deposit shall automatically be increased by an amount equal to the greater of:

      (a) Two times the original security deposit; or

      (b) Three months’ base rent.

      The foregoing increase shall be paid by Tenant within three (3) days following demand therefor from Landlord.

      84. MOVE-IN AND MOVE-OUT

      The Building rules and regulations regarding moving in to the demised premises and moving out of the demised premises are annexed hereto as Exhibits B-1 and B-2 respectively and are fully incorporated herein. Tenant’s failure to comply with these rules and regulations shall be deemed a default hereunder.

      85. PROHIBITED PARTIES

      Tenant certifies and represents that:

      a. It is not (nor is it acting, directly or indirectly, for or on behalf of) any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

      b. It has not executed this Lease, directly or indirectly as or on behalf of, or instigating or facilitating this Lease, directly or indirectly as or on behalf of, any such person, group, entity, or nation.

      Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, Landlord’s managing agent, and Landlord’s lender from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification and representation.

      86. Throughout this lease and rider attached thereto, the terms “Owner” and “Landlord” are synonymous and interchangeable, both terms identifying Goodrich Executive L.L.C. with reference to the demised premises.

      87. EXISTING FURNITURE – “AS IS”

      Tenant understands and acknowledges that there is furniture in the premises left by the prior tenant. Landlord shall permit Tenant to use this furniture but makes no representations or warranties about this furniture. As such, Tenant is using this furniture at its own risk and understands that either the prior tenant or a third party claiming rights to this furniture may be entitled to remove this furniture at some point during Tenant’s occupancy of the demised premises. In such case, Landlord shall have no liability to Tenant and Tenant waives any and all claims against Landlord with respect to this furniture.

      The above terms and conditions contained in this rider to the lease to which it is attached and incorporated therein between Goodrich Executive L.L.C. as Landlord and Tetragenex Pharmaceuticals, Inc. as Tenant are agreed to and accepted.

WITNESS:		LANDLORD:

GOODRICH EXECUTIVE L.L.C.
	BY:	Goodrich Management Corp., Agent

WITNESS:		TENANT:

TETRAGENEX PHARMACEUTICALS, INC.

EXHIBIT A

GOODRICH EXECUTIVE L.L.C. TO TETRAGENEX PHARMACEUTICALS, INC.

560 SYLVAN AVENUE   PART 3RD FLOOR

ENGLEWOOD CLIFFS, NEW JERSEY

     Tenant’s demised premises and its approximate location on the third floor are shown in the diagrams below, which are provided for illustrative purposes and are not drawn to scale.

EXHIBIT B-1

560 SYLVAN AVENUE

BUILDING RULES AND REGULATIONS REGARDING MOVE-INS

      1. Tenants may only move into their premises Monday through Friday (holidays excepted) between the hours of 9:00 a.m. and 4:00 p.m. Tenant must schedule their move-in through the Building management office once they are notified their space is ready for occupancy.

      2. Tenant must provide Landlord with a valid Certificate of Insurance prior to moving into the premises. The Certificate of Insurance must comply with the requirements set forth in tenant’s lease (including worker’s compensation coverage) and must name Goodrich Executive L.L.C. and Goodrich Management Corp. as additional insureds.

      3. Tenant must employ a licensed moving company who must provide a Certificate of Insurance in limits acceptable to Landlord (not less than $2 million dollars coverage per occurrence), including worker’s compensation coverage, and naming Goodrich Executive L.L.C. and Goodrich Management Corp. as additional insureds. The mover’s insurance carrier must have an A.M. Best rating of “A-” or better.

      4. Tenant’s moving company must use masonite to protect the Building carpeting, padding to protect elevator walls, and hand trucks to move all furniture from the premises.

      5. All move-ins shall be through the rear ramp of the Building and not through the front door and side doors.

      6. Tenant must complete the Tenant Information Form provided by Landlord upon taking occupancy of the premises.

EXHIBIT B-2

560 SYLVAN AVENUE

BUILDING RULES AND REGULATIONS REGARDING MOVE-OUTS

      1. Tenants may only move out of their premises Monday through Friday (holidays excepted) between the hours of 9:00 a.m. and 4:00 p.m. Tenant must provide Landlord with not less than three (3) business days’ prior written notice before moving out of their premises.

      2. Tenant must have a valid Certificate of Insurance on file with the Building management office in accordance with the requirements set forth in tenant’s lease (including worker’s compensation coverage), naming Goodrich Executive L.L.C. and Goodrich Management Corp. as additional insureds.

      3. Tenant must employ a licensed moving company who must provide a Certificate of Insurance in limits acceptable to Landlord (not less than $2 million dollars coverage per occurrence), including worker’s compensation coverage, and naming Goodrich Executive L.L.C. and Goodrich Management Corp. as additional insureds. The mover’s insurance carrier must have an A.M. Best rating of “A-” or better.

      4. Tenant’s moving company must use masonite to protect the Building carpeting, padding to protect elevator walls, and hand trucks to move all furniture from the premises.

      5. All move-outs shall be through the rear ramp of the Building and not through the front door and side doors. Tenant must remove all furniture, equipment, fixtures, bulk items, and other large items of personal property off-site, and shall not attempt to dispose of these items in the Building dumpsters.

      6. Tenant must provide Landlord with a forwarding address and telephone number. This must be the tenant’s information and not that of an attorney or agent. Post office box addresses are unacceptable.

      7. Tenant’s premises must be left in the condition required under the Lease.

      8. Tenant must return all keys and access cards to Landlord.